UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2020

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On December 30, 2020, The J. M. Smucker Company (the “Company”) entered into a share repurchase plan (the “Plan”) established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the 8,586,598 remaining common shares authorized for repurchase by the Company’s Board of Directors as of the Company’s fiscal quarter ended October 31, 2020. A Rule 10b5-1 plan allows a company to repurchase its shares at times when it otherwise might be unable to do so under the Exchange Act’s insider trading rules or during self-imposed trading blackout periods.

The Plan will facilitate purchases of the Company’s common shares under its authorized share repurchase program. Under the repurchase program, the Company repurchased 2,500,000 common shares between December 2, 2020 and December 24, 2020 and, therefore, the Company has remaining authorization to repurchase 6,086,598 common shares as of December 30, 2020. The Company’s designated broker will have authority under the Plan to repurchase up to 2,000,000 of the remaining 6,086,598 common shares authorized for repurchase commencing on January 4, 2021 and expiring on February 26, 2021, unless terminated earlier in accordance with the terms of the Plan. Repurchases under the Plan will be subject to specified parameters and certain price and volume restraints as established in the Plan. Therefore, there is no guarantee as to the exact number of common shares that will be repurchased. Any repurchased shares will be held in treasury.

Item 9.01     Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Exhibit Description
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Tucker H. Marshall
Name: Tucker H. Marshall
Title: Chief Financial Officer

Date: January 4, 2021

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